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                 BLUE CROSS & BLUE SHIELD -- MEDICARE RISK PLAN
                     CONTRACTING PROVIDER SERVICES AGREEMENT

THIS AGREEMENT effective the ___ day of ______, 1996 (the "Effective Date"), by and between the Blue Cross & Blue Shield of Connecticut, Inc. ("BC&BS"), doing business as Blue- Care Health Plan, a licensed Health Care Center, and OptiCare Eye Health Centers, Inc. ("CONTRACTING PROVIDER") located in Waterbury, Connecticut.

WHEREAS, BC&BS is in the business of providing prepaid healthcare services to persons who wish to avail themselves of such services ("Members");

WHEREAS, BC&BS operates a program entitled _____________ ("Medicare Risk Plan") to provide services under a contract with the Health Care financing Administration to Medicare beneficiaries;

WHEREAS, BC&BS and CONTRACTING PROVIDER mutually desire that CONTRACTING PROVIDER provide or arrange to provide quality medical services to Medicare beneficiaries in a cost-effective manner in accordance with the terms and conditions of this Agreement and applicable law; and

WHEREAS, BC&BS and CONTRACTING PROVIDER mutually desire to preserve and enhance patient dignity.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained herein, the parties agree as follows:

                             ARTICLE 1 - DEFINITIONS

For purposes of this Agreement and any attachment, exhibit or schedule attached hereto, the following terms shall have the meaning set forth below:

1.1 Act means Title XVIII of the Social Security Act, Section 1876, as amended, by the Tax Equity and Fiscal Responsibility Act of 1982.

1.2      Agreement means this Contracting Provider Services Agreement.

1.3 Copayment means a payment which may be collected directly a Participating Provider within the terms of this Agreement and the Subscriber Agreement. Such payment may be a fixed amount or a percentage of applicable compensation for Covered Services rendered to a Medicare Risk Plan member.


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1.4      Covered Services means those services covered under BC&BS's Medicare contract with HCFA, as set forth in the applicable Subscriber
         Agreement.

1.5 Credentialing means the process of collecting, verifying and evaluating information in the credentialing process. Credentialing will be repeated on a periodic basis. ("Re-Credentialing").

1.6 Emergency Services means covered, medically necessary inpatient or outpatient, medical or hospital services that are needed immediately because of sudden unexpected injury or illness and cannot be delayed without risk of permanent damage to the Medicare Risk Plan Member. Such services are considered Emergency Services as long as transfer of the Member to a Participating Hospital or other designated alternative is precluded because of risk to the Member's health or because transfer would be unreasonable given the distance involved in the transfer and the nature of the medical condition.

1.7 Subscriber Agreement means the written BC&BS Medicare Risk Plan Subscriber Agreement, including any amendments or endorsements thereto, which sets forth a description of services to which a Medicare Risk Plan Member is entitled. The Subscriber Agreement is incorporated by reference herein. (A Benefit Summary from the Subscriber Agreement is attached hereto as Exhibit B - Generic Product Description.)

1.8 Exhibit(s) means Exhibits A and B to this Agreement, incorporated herein by reference as if set forth in full.

1.9 HCFA means the Health Care Financing Administration. The BC&BS Medicare Risk Plan is conducted pursuant to the BC&BS Medicare Risk Contract with HCFA.

1.10 Medical Director means a duly licensed physician designated by BC&BS to manage the Utilization/Quality Management Programs, or his/her authorized designee.

1.11 Medicare Fee Schedule means the Medicare Program Fee Schedule including application of transition rule for physician services effective January 1, 1992, based on the Resource- Based Relative Value Scale including annual revisions and updates for the specific Plan geographic area.

1.12 Medicare Risk Contract means the applicable contract between BC&BS and HCFA for the provision of medical services to Members.

1.13 Member or Medicare Risk Plan Member means a person eligible for and enrolled in BC&BS's Medicare Risk Plan under a Member Agreement.


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1.14     Participating Hospital means a hospital which is a Participating
         Provider with respect to the Medicare Risk Plan.

1.15 Participating Provider means any health care provider who or which agrees to render or arrange for services or supplies for which benefits are available under the Medicare Risk Plan, to comply with the requirements of such Plan and to accept negotiated or other binding fees as payment in full for Covered Services rendered to Members and who is accepted by BC&BS as a Participating Provider.

1.16 Plan or Medicare Risk Plan means a program offered by BC&BS to Medicare beneficiaries, including those beneficiaries receiving additional benefits paid for by their former employer as well as any new plans developed or marketed by BC&BS for Medicare beneficiaries. For the purposes of this Agreement, the Medicare Risk Plan shall mean the specific Medicare Risk Plan operating in the Service Area, including all Members assigned to this Plan.

1.17 Primary Care Physician means a Contracting Physician in the specialty of internal medicine, pediatrics, family medicine or general practice to which Plan Members will have access without a referral. A Primary Care Physician (a) provides initial and primary care services to Plan Members, (b) maintains the continuity of a Plan Member's medical care and (c) initiates and manages referrals to other Contracting Providers as required by the Medicare Risk Plan.

1.18 Provider Manual means the manual and materials, including Administrative Policies and Procedures, furnished to CONTRACTING PROVIDER by BC&BS for use of the former during the term of this Agreement, as amended and supplemented by BC&BS from time to time. BC&BS retains the right to add to, delete from and otherwise modify the Provider Manual from time to time. CONTRACTING PROVIDER acknowledges that the Provider Manual and other written materials provided by BC&BS are copyrighted and that the Provider Manual and other information and materials provided by BC&BS to CONTRACTING PROVIDER is proprietary and confidential and constitutes trade secrets of BC&BS.

1.19 Represented Provider means a licensed physician or other licensed provider (a) who is employed by, or associated with or otherwise represented by the Contracting Provider; (b) who is authorized by the Contracting Provider to provide services pursuant to this Agreement;
         (c) who has completed a Health Care Profession Credentialing Application, if required by BC&BS; (d) who has agreed with the Contracting Provider to be subject to the requirements of this Agreement to the extent applicable to Represented Provider; and (e) who is accepted by BC&BS as a Participating Provider.


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1.20     RBRVS means Resource-Based Relative Value Scale, including any updated revisions.

1.21 Service Area or Plan Service Area means Hartford and New Haven counties, and up to three additional contiguous counties, in which Covered Services Covered Services are available from Contracting Providers. Service Area or Plan Service Area also includes the areas within the 30-mile radius around each Contracting Hospital, whether or not those areas fall outside of Hartford or New Haven counties or their contiguous counties.

1.22     State means the State of Connecticut.

1.23 Urgently Needed Services means Covered Services which are medically necessary and required in order to prevent serious deterioration of the Plan Member's health that results from an unforeseen illness or injury while the Member is temporarily absent from the service area and receipt of health care cannot be delayed for medical reasons until the Member returns to the geographic service area.

1.24 Utilization/Quality Management Programs means the processes and programs established by or on behalf of BC&BS as many be evidenced by a written description pursuant to which the access to, delivery, quality and utilization of health care services are assessed and reviewed in terms of medical necessity, efficiency, effectiveness, reasonableness of services, quality of services, and/or improved health outcomes.

                        ARTICLE 2 - CONDITIONS PRECEDENT

2.1 This Agreement is subject to BC&BS's execution of contracts with hospitals, physicians, and ancillary service providers who collectively constitute a service delivery system. BC&BS shall use its best efforts to develop these agreements in good faith but cannot warrant or guarantee that such agreements can be reached.

2.2 This Agreement is subject to BC&BS receiving approval from the appropriate local, state and federal governmental agencies which have regulatory powers with respect to BC&BS or its programs. Such agencies may include, but are not limited to, HCFA and the Connecticut Department of Insurance.

                     ARTICLE 3 - RELATIONSHIP OF THE PARTIES

3.1 Independent Contractor. CONTRACTING PROVIDER is an independent contractor of BC&BS. Neither CONTRACTING PROVIDER or other agent or representative of CONTRACTING PROVIDER shall be deemed or construed to be an employee of BC&BS for any reason including, but not limited to, the Federal Unemployment Tax Act, any workers' compensation act and income tax withholding laws. CONTRACTING

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         PROVIDER shall have sole responsibility for the payment of all federal and state income taxes applicable to its services and the services of CONTRACTING PROVIDER and its other agents and representatives.

3.2 Patient Care. Participating Providers are responsible for patient care decisions.

3.3 Professional Judgment. CONTRACTING PROVIDER is not required to recommend any procedure or treatment which CONTRACTING PROVIDER deems professionally unacceptable.

3.4 Non-exclusive Agreement. CONTRACTING PROVIDER and BC&BS are not precluded from entering into agreements similar to this with other entities, persons or organizations.

3.5 Rights Reserved by BC&BS. BC&BS does not guarantee to CONTRACTING PROVIDER any minimum number of Members. In addition, CONTRACTING PROVIDER acknowledges that BC&BS does not warrant or guarantee that CONTRACTING PROVIDER will be utilized by a Member or by any number of Members, or that CONTRACTING PROVIDER's services will be identified or made available as those of a Participating Provider for any number, subset or group of Members.

3.6 Non Competition Contracting Provider agrees that during the term of this Agreement and for a period of two (2) years following the termination or expiration of this Agreement it shall not, directly or indirectly nor through any subsidiary or affiliate, enter into an agreement with any state or federal government agency or entity to provide Medicare beneficiaries on a risk basis. For purposes of this provision, a "subsidiary" means any organization of which Medical Group or Medical Group's parent company or sole voting member is, directly or indirectly, the sole shareholder or sole voting member. An "affiliate" means any organization of which Medical Group or Medical Group's parent company or sole voting member is, directly or indirectly, the owner of fifty percent (50%) or more of the stock or elects fifty percent (50%) or more of the governing body.

                 ARTICLE 4 - CREDENTIALING AND RE-CREDENTIALING

4.1 Credentialing Requirements. In order to become a Participating Provider, each provider must submit to BC&BS a Credentialing application. BC&BS's approval of a Contracting Provider's Credentialing application and its determination of Contracting Provider's compliance with BC&BS's applicable standards, if any, as they may be amended by BC&BS from time to time, are conditions precedent to this Agreement. CONTRACTING PROVIDER shall be subject to, and CONTRACTING PROVIDER shall cooperate with


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         Re-Credentialing on a periodic basis. Such processes include, but are not limited to, medical records audits, office site surveys, and patient satisfaction surveys. BC&BS shall determine in its sole discretion whether any Contracting Provider meets its Credentialing standards, whether CONTRACTING PROVIDER is accepted as a Participating Provider and whether to approve CONTRACTING PROVIDER's continued participation upon Re-Credentialing. Such approval may be conditioned upon compliance with specific limitations or corrective actions.

         CONTRACTING PROVIDER shall notify BC&BS in writing within ten (10) days of any material change in the information set forth in its initial Credentialing application or Re-Credentialing application.

4.2 Licensing. CONTRACTING PROVIDER and its Represented Providers must be duly licensed under applicable State law to provide the health care services that are the subject of this Agreement.

4.3 Additional Credentialing. BC&BS reserves the right to require CONTRACTING PROVIDER and its Represented Providers to document additional credentials before BC&BS will authorize CONTRACTING PROVIDER and its Represented Providers to perform certain procedures which may be designated by BC&BS as necessary or required.

                  ARTICLE 5 - SERVICES OF CONTRACTING PROVIDER

5.1 Health Services. CONTRACTING PROVIDER will provide through its Represented Providers, or arrange to provide, Covered Services in accordance with the applicable Subscriber Agreement and Exhibit A - Reimbursement Schedule. CONTRACTING PROVIDER and its Represented Providers shall not provide Covered Services to any Member without a prior referral when required from the Member's Primary Care Physician, except in emergencies, and shall not, except for Emergencies, refer or admit a Member to another provider, including Participating Providers and non-Participating Providers, without the approval of BC&BS and/or the Member's Primary Care Physician, except as specifically permitted in the applicable Subscriber Agreement.

5.2 Patient Rights. CONTRACTING PROVIDER and its Represented Providers shall not discriminate in the treatment of members or delivery of services, either in the quality, quantity, or type of services rendered or in any other maimer, on the basis of race, color, sex, disability, handicap, sexual orientation, age, religion, national origin, ancestry, Vietnam-era veteran's status, place of residence, health status, need for health services or source of payment for services rendered. CONTRACTING PROVIDER and its Represented Providers will observe, protect and promote the rights of Members as patients.

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5.3      Accessibility and Continuity of Care. CONTRACTING PROVIDER through its
         Represented Providers shall make all applicable Covered Services available and accessible to Members twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year and in a manner that assures continuity of care. Contracting Provider shall provide Covered Services at locations acceptable to BC&BS and so as to provide convenient and timely service to Members. Contracting Provider may discontinue any location(s) upon thirty (30) days' prior written notice to BC&BS provided that convenient and timely service to Members is not interrupted. The Group shall at all times maintain a sufficient number of Represented Providers to provide convenient access for Members. BC&BS shall work in conjunction with the Group in order to determine whether an adequate number of Represented Providers are being maintained by the Contracting Provider. However, final determination as to whether there is an adequate number shall be made by BC&BS in its sole discretion.

         In the event that CONTRACTING PROVIDER uses the services of other providers for coverage purposes, covering arrangements shall be made with another Participating Provider except in unusual and unanticipated circumstances when approved in advance by the Medical Director. In all cases, CONTRACTING PROVIDER shall arrange with the covering provider that it will accept payment from BC&BS according to the terms of this Agreement as payment in full, except for any applicable Co-payments. CONTRACTING PROVIDER shall assure that the covering provider will not, under any circumstances, bill Members for Covered Services, except for any applicable Copayments, and except as otherwise provided in the applicable Subscriber Agreement. CONTRACTING PROVIDER shall indemnify BC&BS and any affected member for any expense incurred by BC&BS and/or the Member if the covering physician bills, charges or attempts to collect any amount in excess of the amounts payable under this Agreement.

5.4 Quality of Care. CONTRACTING PROVIDER and its Represented Providers agree that health services provided to Members shall be of a quality that is consistent with accepted medical and surgical practices.

5.5 Corrective Actions. CONTRACTING PROVIDER and its Represented Providers agree to take corrective actions as directed or required under BC&BS's Utilization/Quality Management programs within the time period specified by BC&BS.

5.6 Liability Coverage. CONTRACTING PROVIDER and each Represented Provider shall maintain general and professional liability coverage in a form and amount acceptable to BC&BS. Such insurance shall cover CONTRACTING PROVIDER and CONTRACTING PROVIDER's employees against any claim or claims for damages arising by reason of personal injury or death, occasioned, directly or indirectly, in connection with the performance of any service by CONTRACTING PROVIDER under

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         this Agreement. CONTRACTING PROVIDER and each represented Provider shall give BC&BS a certificate(s) of insurance(s) evidencing such coverage upon request. CONTRACTING PROVIDER shall notify BC&BS in writing within ten (10) business days of any change in such liability insurance coverage. CONTRACTING PROVIDER shall promptly notify BC&BS of all complaints filed with any court alleging medical malpractice on the part of the CONTRACTING PROVIDER or any Represented Provider, but in no event later than thirty (30) days following notice to CONTRACT PROVIDER.

5.7 Facilities and Staffing. CONTRACTING PROVIDER agrees that Covered Services shall be provided in an appropriate facility (if Covered Services are facility based), with sufficient staff (all of whom shall be duly licensed as may be required under applicable law) to enable CONTRACTING PROVIDER to provide health care services generally recognized and accepted as being within each Represented Provider's scope of services. BC&BS reserves the right to verify the appropriateness of CONTRACTING PROVIDER's facilities and staff. CONTRACTING PROVIDER hereby agrees to provide access to BC&BS during normal business hours to perform such verification.

         CONTRACTING PROVIDER, its employees and Represented Providers shall perform duties in accordance with applicable federal, state and local standards of professional ethics, practices and laws.

         If CONTRACTING PROVIDER relocates its facility or expands to additional facilities, it shall notify BC&BS in writing within ten (10) days thereafter.

5.8 Records. CONTRACTING PROVIDER and its Represented Providers agrees to maintain adequate medical, financial, administrative and other records for the period and in the manner specified by applicable Connecticut and federal law, and in accordance with any standards established by BC&BS. BC&BS and CONTRACTING PROVIDER shall respect the confidential information contained in these records in accordance with applicable federal and state regulatory requirements.

5.9 Review and Audit. CONTRACTING PROVIDER agrees that, upon reasonable notice, it shall make available to BC&BS for examination, audit and copying, subject to applicable patient privacy laws, all books and records related to Covered Services and such other documents, as shall be requested by BC&BS. CONTRACTING PROVIDER agrees to maintain, and to make available to BC&BS, and its representatives and agents, all of such books and records for a period of at least five (5) fiscal years following the close of the fiscal year in which the services were rendered. BC&BS agrees to pay CONTRACTING PROVIDER copying charges not to exceed the maximum Connecticut Peer Review


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         Organization charge per page for copies actually made by the
         CONTRACTING PROVIDER, or its designee, at BC&BS's request plus postage.

         BC&BS may take any action or actions, separately or in combination, as BC&BS determines is warranted by the results of any audit, including but not limited to: consultation with CONTRACTING PROVIDER; withholding of payments to CONTRACTING PROVIDER, demand for immediate payment of all sums determined to be owed by CONTRACTING PROVIDER and the institution of action to collect such sums; reaudit; the setoff of amounts owing by CONTRACTING PROVIDER from any future payment(s) which would otherwise be due to CONTRACTING PROVIDER under this Agreement; and/or the suspension or termination of this Agreement.

5.10 Administrative Protocols. CONTRACTING PROVIDER and its Represented Providers will comply with and abide by the administrative protocols established by BC&BS for the delivery of medically necessary health services and for the utilization of and access to health care services. BC&BS's current administrative protocols are specified in the Provider Manual. These protocols may be amended by BC&BS and shall become effective upon notice to CONTRACTING PROVIDER.

5.11 Grievance System. BC&BS will maintain and administer a grievance system for Members. Complaints received by BC&BS concerning services rendered by CONTRACTING PROVIDER and its Represented Providers will be resolved in accordance with the applicable grievance procedures. CONTRACTING PROVIDER and its Represented Providers agree to cooperate with BC&BS in the resolution of Member complaints and to be bound by such resolutions.

5.12 Indemnification. CONTRACTING PROVIDER shall indemnify and hold BC&BS, including its officers, directors, employees, representatives and agents harmless from and against any and all losses and damages (including reasonable attorneys' fees) resulting from the alleged neglect, breach of contract or other action of such indemnifying party, its officers, directors, employees, representatives or agents (but not medical staff members who are independent contractors) relating in any way to the performance or omission of any act or responsibility of such indemnifying party under this Agreement.

5.13 Notice or Change in Operations. CONTRACTING PROVIDER shall notify BC&BS in writing within five (5) business days after the occurrence of any of the following events:

         (a) Any action to restrict, suspend or revoke any license, permit or approval required for CONTRACTING PROVIDER to render Covered Services;


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         (b)      Any final judgment or settlement in excess of $100,000 of any legal action brought against CONTRACTING PROVIDER for negligence in rendering services;

         (c) Any other situation which might materially and/or adversely affect CONTRACTING PROVIDER's ability to carry out its duties and obligations under this Agreement;

         (d) Any action taken by CONTRACTING PROVIDER to restrict, suspend, revoke or limit the medical staff privileges of any Participating Physician, other than a suspension of less than thirty (30) days for a medical records infraction or other administrative deficiency, provided that the CONTRACTING PROVIDER is otherwise required to report such action to the National Practitioner Data Bank pursuant to applicable federal law.

                    ARTICLE 6 - AUTHORIZATIONS AND REFERRALS

6.1 Prior Authorization of Services. CONTRACTING PROVIDER and its Represented Provider's agree that it shall obtain prior authorization from BC&BS before providing any Covered Services or referring a Member for any Covered Services referenced in the Provider Manual as requiring such prior authorization, except in an Emergency. CONTRACTING PROVIDER acknowledges that authorization from BC&BS is not a commitment to pay for such Covered Services.

6.2 Compliance with Referral System. CONTRACTING PROVIDER and its Represented Providers agree to comply with BC&BS's referral policies and to furnish referral physicians and other Participating Providers complete information on treatment procedures and diagnostic tests performed.

6.3 Referrals to Selected Participating Providers. CONTRACTING PROVIDER acknowledges that for selected Covered Services, BC&BS may designate an exclusive Participating Provider or a limited number of Participating Providers to whom all CONTRACTING PROVIDER referrals or orders for that Covered Service must be made, except in an Emergency.

6.4 Restrictions on Certain Non-Covered Services. In the event BC&BS denies a request for coverage of experimental or other specifically designated non-Covered Services, as identified in the Provider Manual, CONTRACTING PROVIDER and its Represented Providers shall, prior to ordering or providing such non-Covered Services, inform the Member (a) that the services are not Covered Services; (b) that BC&BS will not pay or be liable for such services; and (c) that Member will be financially liable for such services.


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         In each such instance, CONTRACTING PROVIDER shall obtain a waiver and release from the Member acceptable to BC&BS.

               ARTICLE 7 - UTILIZATION/QUALITY MANAGEMENT PROGRAMS

7.1 Cooperation. CONTRACTING PROVIDER and its Represented Provider's shall cooperate with and abide by BC&BS's Utilization/Quality Management Programs including, but not limited to, prescription drug benefit management, laboratory service management, site surveys, case management and discharge planning and utilization review procedures prospective, concurrent and retrospective) for determining medical necessity.

                      ARTICLE 8 - BILLING AND HOLD HARMLESS

8.1 Member Billing Prohibition. CONTRACTING PROVIDER and its Represented Providers agree to seek payment only for Covered Services provided by CONTRACTING PROVIDER. CONTRACTING PROVIDER may not bill BC&BS for services provided by an affiliate of CONTRACTING PROVIDER to Members for whom such provider does not serve as a Participating Provider and any such affiliate of CONTRACTING PROVIDER shall be prohibited from billing Members directly for such services. CONTRACTING PROVIDER shall accept as full payment for the services of the affiliated provider the amounts paid to CONTRACTING PROVIDER pursuant to this Agreement and shall not bill Members for any amount except for Copayments or for non-Covered Services provided that the CONTRACTING PROVIDER obtains the consent of the Member before providing such service. CONTRACTING PROVIDER hereby agrees that in no event, including but not limited to non-payment by BC&BS, BC&BS's breach of this Agreement or BC&BS's insolvency, shall CONTRACTING PROVIDER or its Represented Provider's charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against a Member or persons acting on behalf of a Member for Covered Services provided pursuant to this Agreement. CONTRACTING PROVIDER further agrees that: (a) this provision shall survive the termination of this Agreement regardless of the cause giving rise to termination. and shall be construed to be for the benefit of the Member; (b) this provision supersedes any oral or written agreement now existing or hereafter entered into between the CONTRACTING PROVIDER and a Member, or persons acting on a Member's behalf; and (c) any amendments, modifications or changes to this
         Section 8.1 shall be effective no earlier than thirty (30) days after the Connecticut Department of Insurance and/or HCFA, as applicable, has received written notice of such proposed changes.


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8.2      Billing for Covered Services.  CONTRACTING PROVIDER shall submit all billings and/or encounters electronically in accordance with BC&BS's billing policies and procedures and upon forms which may be specified by BC&BS. If BC&BS's billing procedures are not followed, if the required information is not present or if the billing form is not acceptable to BC&BS, BC&BS shall not be obligated to make any payment to CONTRACTING PROVIDER until necessary corrections are made by CONTRACTING PROVIDER, and CONTRACTING PROVIDER shall not bill or make any other attempt to collect such amount from a Member.

8.3 Timely Claims Filing. CONTRACTING PROVIDER shall use its best efforts to submit any claims or encounter information for Covered Services rendered to a Member within thirty (30) days from the end of the month in which CONTRACTING PROVIDER renders such services. In no event, regardless of the cause or circumstance, shall BC&BS or the Member be responsible for or liable for any claim submitted to BC&BS more than sixty (60) days after a Member's discharge.

8.4 Waiver of Member Charges. CONTRACTING PROVIDER and its Represented Providers shall not waive or reduce, or advertise that they will waive or reduce, any Copayments.

                            ARTICLE 9 - COMPENSATION

9.1 Compensation for Covered Services. As compensation in full for Covered Services CONTRACTING PROVIDER agrees to accept payment in accordance with the terms set forth in the attached Exhibit A - Reimbursement Schedule.

9.2      Coordination of Benefits and Third Party Recovery.

         If, pursuant to coordination of benefits, subrogation, duplication of benefits, third party recovery or any other provision of the applicable Subscriber Agreement, a Member is entitled to coverage of CONTRACTING PROVIDER's services from another health care plan or third party payor, and such other plan or payor is obligated to pay its benefits before BC&BS is obligated to pay its benefits, the payment to CONTRACTING PROVIDER under this Agreement shall be reduced by the payment of the other plan or payor. If CONTRACTING PROVIDER has already been paid pursuant to this Agreement, BC&BS may, at its option, elect to collect and retain funds from the other plan or payor. In no event shall any amount be payable to CONTRACTING PROVIDER such that, in combination with any amounts received from another plan or payor, CONTRACTING PROVIDER shall receive more than is otherwise payable under this Agreement, including copayments.


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         If CONTRACTING PROVIDER has collected a payment or Copayments from
         BC&BS or a Member, where duplicate coverage exists and CONTRACTING PROVIDER is subsequently reimbursed for the service by another health care plan or payor, CONTRACTING PROVIDER shall refund or credit to BC&BS or the Member, as appropriate, the portion, if any, of such payment or Copayments which represents an overpayment to CONTRACTING PROVIDER. In no event shall this Agreement be construed to require BC&BS to pay any amount which, when combined with any other amount payable to CONTRACTING PROVIDER, would be in excess of the maximum amount payable by law for any Covered Service.

                   ARTICLE 10 - TERM, TERMINATION AND RENEWAL

10.1 Term of Agreement. This Agreement shall commence on the Effective Date of this Agreement and shall continue until terminated as provided herein.

10.2 Termination Without Cause. Any party may terminate this Agreement without cause by providing to the other party written notice of termination one hundred twenty (120) days in advance of the intended termination date.

10.3 Termination of Agreement By BC&BS. This Agreement may be terminated or suspended by BC&BS immediately upon notice to CONTRACTING PROVIDER, in recognition of BC&BS's concern and interest in ensuring quality of care, if:

         (a) BC&BS determines that CONTRACTING PROVIDER's continuation as a Participating Provider poses risk of danger to any Member;

         (b) CONTRACTING PROVIDER materially breaches a term of this Agreement;


         (c) CONTRACTING PROVIDER engages in any activity to disrupt BC&BS's business;

         (d) BC&BS determines, in its discretion, that CONTRACTING PROVIDER does not qualify or meet applicable standards for Re-Credentialing;

10.4 Termination by BC&BS or CONTRACTING PROVIDER. (a) Notwithstanding any provision in this Agreement, if at any time there shall be filed by or against a party to this Agreement, in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of the party's property or if a party makes an assignment for the benefit of creditors, and if this action is not dismissed after ninety (90) calendar days, this Agreement may be immediately canceled and terminated by the other party.

         (b) Either party may terminate this Agreement by providing the other party with not less than sixty (60) days' prior written notice in the event the other party materially breaches any provision of this Agreement. The notice must specify the nature of said material breach. The breaching party shall have thirty (30) days from receipt of the notice to correct the material breach. If the breaching party fails to cure the material breach within the thirty (30) day period, the non- breaching party may terminate this Agreement, effective upon completion of the sixty (60) day notice period.

         In the event the material breach creates an emergency or a situation whereby the nonbreaching party is in significant jeopardy as to its ability to perform under this Agreement in the manner so intended by the parties to this Agreement, then the nonbreaching party may give forty-eight (48) hours' notice of the material breach to the other party. If breaching party fails to cure the material breach within this forty-eight (48) hour time frame, the non breaching party may terminate this Agreement effective at the end of the forty-eight (48) hour notice period, notwithstanding any other provision in this Agreement.

10.5 Effect of Termination. In the event this Agreement is terminated, regardless of the circumstances of termination, CONTRACTING PROVIDER and its Represented Providers agree to serve Members through the last day this Agreement is in effect. Notwithstanding the foregoing, eligible Members who are patients of CONTRACTING PROVIDER may, at BC&BS's election, continue after termination of this Agreement as patients until other arrangements can be made or until the Medicare Risk Plan terminates, whichever is first. During such period, CONTRACTING PROVIDER shall be paid in accordance with the terms of this Agreement and shall cooperate with BC&BS's policies and procedures in relation to those Members. CONTRACTING PROVIDER shall cooperate with BC&BS in notifying Members of the termination of this Agreement. Termination of this Agreement, except as provided herein to the contrary, shall not affect the rights, obligations and liabilities of the parties arising out of transactions occurring prior to termination. CONTRACTING PROVIDER shall, upon request of BC&BS, provide to BC&BS or such Participating Provider as is designated by BC&BS, copies of Member medical records and all records necessary for the settlement of outstanding medical bills. BC&BS reserves the right to transfer those Members being treated by CONTRACTING PROVIDER and its Represented Providers to other Participating Providers once notice of the termination of this Agreement is provided.

10.6 Compensation for Services Immediately after Notice to Member of CONTRACTING PROVIDER's Termination. Notwithstanding anything to the contrary in this Agreement, and without derogation of any rights of BC&BS or Members under Section 10.5 (Effect of Termination) of this Agreement, CONTRACTING PROVIDER agrees to accept compensation for its services to Members in accordance with the terms of this Agreement for Covered Services rendered through at least the fifth business day after the date of notice to Members of the termination or expiration of this Agreement.

10.7 Cessation of BC&BS Operations. If BC&BS terminates its Medicare Risk Plan operations, CONTRACTING PROVIDER and its Represented Providers agree to provide Covered Services to Members until the last day of the month in which BC&BS discontinues its operations, or if a Member is still hospitalized on that date, until the Member is discharged from the CONTRACTING PROVIDER.

10.8 Bankruptcy. Notwithstanding any provision in this Agreement, if at any time there shall be filed by or against a party to this Agreement, in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of the party's property or if a patty makes an assignment for the benefit of creditors, and if this action is not dismissed after ninety (90) calendar days, this Agreement may be immediately canceled and terminated by the other party.

10.9 Adverse Governmental Action. In the event any action of any department, branch, or bureau of the federal, state or local government materially adversely affects either party's performance of obligations under this Agreement, then that party shall notify the other of the nature of this action, including in the notice a copy of the adverse action. The parties shall meet within thirty (30) days and shall, in good faith, attempt to negotiate a modification to this Agreement that minimizes the adverse effect. Notwithstanding any other provision of this Agreement, if the parties fail to reach a negotiated modification concerning the adverse action, then the affected party may terminate this Agreement by giving at least one hundred twenty (120) days notice or may terminate sooner if agreed to by both parties.

                              ARTICLE 11 - APPEALS

11.1 Appeals. Except for decisions under Section 10.2 (Termination by Non-Renewal), if CONTRACTING PROVIDER objects to a decision by BC&BS under this Agreement, CONTRACTING PROVIDER may appeal such decision by following the procedures established in this Article 11. Such appeal must be submitted in writing within thirty (30) days of the date of BC&BS's decision.

11.2 Procedures Applicable to Appeals. All appeals shall be considered pursuant to such procedures as BC&BS, in its discretion, elects to adopt. It is agreed that the availability of this appeal process does not limit or expand any rights CONTRACTING PROVIDER may have, and does not limit or expand the discretion of BC&BS as provided in this Agreement, but shall serve as a procedural means to facilitate internal review by BC&BS of disputes with CONTRACTING PROVIDER.

                     ARTICLE 12 - RESPONSIBILITIES OF BC&BS

12.1 BC&BS shall provide, except as otherwise provided for in Exhibit A, necessary and appropriate marketing, administrative, claims processing, utilization and quality management, and underwriting functions that are required of a federally qualified HMO a HCFA Medicare risk contractor. BC&BS shall have responsibility of all payment for Covered Services.

12.2 BC&BS shall arrange for health care benefits for Members in accordance with the BC&BS Medicare risk contract.

12.3 BC&BS shall furnish CONTRACTING PROVIDER with a means of identifying those Members who are enrolled in Plans. Enrolled Members in any Medicare Plan must be certified by HCFA as eligible to receive services under this Agreement.

12.4 BC&BS shall have sole responsibility for the advertising and marketing of all BC&BS Plans. CONTRACTING PROVIDER will advertise its participation in any Medicare Plan with prior written approval of BC&BS.

12.5 BC&BS shall monitor the quality of health care provided to Members in accordance with all applicable legal requirements.

12.6 BC&BS shall use best efforts to ensure that only individuals who meet eligibility requirements stated in this Agreement and required under
         Section 1876 of the Act, as amended, shall be enrolled as Plan Members. Individuals must meet the following conditions for enrollment:

         a. The individual must be entitled to Medicare Part A and Part B, or Part B only benefits, and must pay any applicable premium;

         b. The individual must permanently reside within the Medicare Plan Service Area;

         c. At the time of enrollment, the individual must not be receiving hospice services pursuant to the Medicare hospice election;

         d. At the time of enrollment, the individual must not have been medically determined to have End Stage Renal Disease (ESRD) except where the individual is a current BC&BS commercial Member and is converting enrollment to the BC&BS Medicare Plan.

                           ARTICLE 13 - MISCELLANEOUS

13.1 Notices. All notices provided for herein shall be in writing and shall be deemed given when sent by either (a) facsimile transmission using equipment that provides automatic verification of transmission to the receiving party's facsimile equipment or (b) certified or registered mail, postage prepaid, return receipt requested, to the parties hereto at their following addresses, or at such other addresses as the parties hereto may designate in writing from time to time.

         TO CONTRACTING PROVIDER:

         John B. Davis, VP Operations, OptiCare
         --------------------------------------

         87 Grandview Avenue
         --------------------------------------

         Waterbury, CT  06708
         --------------------------------------

         To BC&BS:

         Medicare Risk Program
         Blue Cross and Blue Shield of Connecticut, Inc.
         370 Bassett Road
         North Haven, CT 06473-4201
         Attn:

13.2 Entire Agreement. This Agreement, together with any attachments, schedules and exhibits attached to this Agreement, contains all of the terms and conditions agreed upon by the parties and supersedes all other agreements between the parties related to the subject matter hereof.

13.3 Impossibility of Performance. No party hereto shall be deemed to be in violation of this Agreement if such patty is prevented from performing any of its obligations hereunder for any reason beyond its control, including without limitation, acts of God or of the public enemy, flood, storm, strike, statute, regulation, rule or action of any federal, state or local government.

13.4 Assignment. No assignment, delegation or subcontract in whole or in part, of all or any portion of this Agreement or any of the rights, duties or obligations contained herein shall be made by either party without the prior written consent of the non-assigning, non- delegating or non-subcontracting party; provided however, notwithstanding the foregoing, BC&BS shall be entitled to assign this Agreement, or any portion thereof, or any of its rights, duties or obligations contained in this Agreement to any entity which has the right to use the Blue Cross and/or Blue Shield service marks or trade names in connection with any service performed by such entity, whether that entity be a member, licensee or affiliate of the Blue Cross and Blue Shield Association. Any attempted assignment, delegation or subcontracting in violation of this provision shall be void and have no binding effect.

13.5 Identification of CONTRACTING PROVIDER. CONTRACTING PROVIDER and its Represented Providers shall permit BC&BS to use the names, addresses, phone numbers, types of practices of same in any marketing or other BC&BS material or information.

13.6 Waiver of Violations. Any waiver by party hereto of a violation of any provision of this Agreement shall not bar any action for subsequent violations of this Agreement.

13.7 Interpretation of Terms. The terms of this Agreement relating to quality of care, utilization, benefits or reimbursement shall be interpreted solely by BC&BS.

13.8 Applicable Law. This Agreement shall be governed by Connecticut and Federal law, as applicable, and is subject at all times to the approval of the appropriate regulatory authorities. This Agreement is intended to fulfill the requirements of, and shall be governed by and construed in accordance with, all government contractual obligations of BC&BS.

13.9 Policies and Procedures. CONTRACTING PROVIDER shall abide by the policies and procedures adopted and amended from time to time by BC&BS.

13.10 HCFA Provider Requirements. Each provider contract with or by CONTRACTING PROVIDER shall be in conformance with the HCFA Provider Requirements of Appendix A.

13.11 Appropriateness of Care. Both BC&BS and CONTRACTING PROVIDER understand and agree that any payments made directly or indirectly to the CONTRACTING PROVIDER under any utilization incentive provisions set forth in this Agreement are not made as an inducement to reduce or limit medically necessary services to any specific Member.

13.12 Modification of this Agreement. Except as otherwise provided, this Agreement may be amended or modified in writing as mutually agreed upon by the parties. In addition, BC&BS may modify any provision upon thirty
         (30) days' written notice to CONTRACTING PROVIDER. Failure of CONTRACTING PROVIDER to object to such modification during the thirty
         (30) day notice period shall constitute acceptance of such modification. In addition, BC&BS may make technical amendments to this Agreement upon notice to CONTRACTING PROVIDER as may be required by a state or federal regulatory agency to whose authority BC&BS operations are subject. BC&BS may also modify Exhibit B - Generic Product Description, and Administrative Policies and Procedures effective upon notice to CONTRACTING PROVIDER.

13.13 Proprietary of Information. CONTRACTING PROVIDER agrees that all proprietary information that it receives from BC&BS, including but not limited to data, compensation rates (but not payment methodology), network information, trade secrets, programs, systems, work product and other documentation, is the sole property of BC&BS. CONTRACTING PROVIDER further agrees to keep this proprietary information strictly confidential. The obligation of CONTRACTING PROVIDER not to disclose proprietary information does not apply to any disclosure to a member, which disclosures are determined by CONTRACTING PROVIDER to be necessary or appropriate for the diagnosis and care of such member, except to the extent such disclosures would otherwise violate CONTRACTING PROVIDER's legal or ethical obligations. If CONTRACTING PROVIDER receives any confidential Member medical record information from BC&BS, then CONTRACTING PROVIDER agrees to safeguard the confidentiality of such information to the highest degree and shall indemnify and hold BC&BS harmless from and against any and all loss, cost and expense (including attorneys fees) resulting from CONTRACTING PROVIDER's failure to safeguard the confidentiality of such medical record information.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date.

BLUE CROSS & BLUE SHIELD OF                          (CONTRACTING PROVIDER)
CONNECTICUT, INC.

By: /s/ Carl J. Maleri                  By: /s/ Dean Yimoyines
    -----------------------------           --------------------------------
    Signature                               Signature

    Carl J. Maleri, Jr.                     Dean Yimoynies, M.D.
    -----------------------------           --------------------------------

Name (type or print)               Name (type or print)

SVP, Health Delivery Systems       President, OptiCare Eye Health Centers, Inc.
-----------------------------      --------------------------------------------
Title                              Title

4/26/96                            4/26/96
-----------------------------      --------------------------------
Date                               Date

                ANTHEM BLUE CROSS AND BLUE SHIELD OF CONNECTICUT

                         AMENDMENT TO MEDICARE + CHOICE

                     CONTRACTING PROVIDER SERVICES AGREEMENT

THIS AMENDMENT (the "Amendment") is entered into between ANTHEM HEALTH PLANS, INC., a licensed Health Care Center doing business as Anthem Blue Cross and Blue Shield of Connecticut ("Anthem BC&BS"), the permitted successor by assignment from Blue Cross & Blue Shield of Connecticut, Inc. ("BC&BS"), and OPTICARE EYE HEALTH CENTERS, INC. ("CONTRACTING PROVIDER") and is effective as of January 1, 1999 (the "Amendment Effective Date").

WHEREAS, Anthem BC&BS and CONTRACTING PROVIDER entered into a Contracting Provider Services Agreement effective October 2, 1996 (together with any and all prior amendments thereto, the "Agreement"); and

WHEREAS, Anthem BC&BS and CONTRACTING PROVIDER desire to amend the Agreement as herein set forth.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties agree as follows:

1. All references in the Agreement to "Medicare Risk" and "Medicare Risk Plan" shall be deemed replaced with "Medicare + Choice program" and all references in the Agreement to "Medicare Risk Plan Member" shall be deemed replaced with "Medicare + Choice Member" as defined below.

2. Defined Terms. Except as otherwise set forth herein, defined terms shall have the meanings set forth in the Agreement.

         The defined term "Act" set forth in Section 1.1 of the Agreement is hereby superseded and replaced as follows:

         1.1 ACT means Title XVIII of the Social Security Act, Section 1876, as amended by the Tax Equity and Fiscal Responsibility Act of 1982 and the Balanced Budget Act of 1997, and all HCFA rules and regulations promulgated thereunder.

         The defined term "Covered Services" set forth in Section 1.4 of the Agreement is hereby superseded and replaced as follows:

         1.4 COVERED SERVICES means those services covered under the Medicare Contract, as set forth in the applicable Member Agreement. Covered Services includes CONTRACTING PROVIDER's duties and obligations set forth in this Agreement.

         The defined term "Credentialing" set forth in Section 1.5 of the Agreement is hereby superseded and replaced as follows:

         1.5 CREDENTIALING means the process of collecting, verifying and evaluating information related to a provider's license, certification, ownership, organization, education, service site, practice patterns, experience, insurance, liability history, and such other information as Anthem BC&BS may require to determine whether a provider is acceptable for consideration as a Participating Provider. Credentialing will be repeated on a periodic basis ("Re-Credentialing").

         The defined term "Emergency Services" set forth in Section 1.6 of the Agreement is hereby superseded and replaced as follows:

         1.6 EMERGENCY SERVICES means covered, inpatient or outpatient, medical or hospital services that are needed to evaluate or stabilize an emergency medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) such that a prudent lay person, with an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to result in (i) serious jeopardy to the health of the Medicare + Choice Member;
         (ii) serious impairment to the bodily functions of the Member; or (iii) serious dysfunction of any of the Medicare + Choice Member's bodily organs or parts. Such services are considered Emergency Services as long as transfer of the Medicare + Choice Member to a Participating Hospital or other designated alternative is precluded because of risk to the Medicare + Choice Member's health or because transfer would be unreasonable given the distance involved in the transfer and the nature of the medical condition.

         The defined term "Member Agreement" set forth in the amendment dated April 1, 1997 (which defined term superseded and replaced the defined term Subscriber Agreement in the Agreement) is hereby superseded and replaced as follows:

         1.7 MEMBER AGREEMENT means the applicable written documents or evidence of coverage that describes or summarizes the health services and supplies and the conditions for coverage thereof when rendered to a Medicare + Choice Member, including any amendments or endorsements to such written documents.

         The defined term "Exhibit" set forth in Section 1.8 of the Agreement is hereby superseded and replaced as follows:

         1.8 EXHIBIT(S) means Exhibits A-C to this Agreement, incorporated herein by reference as if set forth in full.

         The defined term "HCFA" set forth in Section 1.9 of the Agreement is hereby superseded and replaced as follows:

         1.9 HCFA means the Health Care Financing Administration.

         The defined term "Medicare Risk Contract" set forth in Section 1.12 of the Agreement is hereby superseded and replaced as follows:

         1.12 MEDICARE CONTRACT means the applicable contract between Anthem BC&BS and HCFA or between a member plan of the BlueCross BlueShield Association and HCFA for the provision of medical services to Medicare + Choice Members.

         The defined term "Member" or "Medicare Risk Plan Member" set forth in
Section 1.13 of the Agreement is hereby superseded and replaced as follows:

         1.13 MEMBER or MEDICARE + CHOICE MEMBER means a person eligible for, and enrolled under a Member Agreement in, a program or products offered by Anthem BC&BS pursuant to a Medicare Contract and/or a program or product offered by a member plan of the BlueCross Blue Shield Association pursuant to a Medicare Contract and in which program or product Anthem BC&BS participates.

         The defined term "Participating Hospital" set forth in Section 1.14 of the Agreement is hereby superseded and replaced as follows:

         1.14 PARTICIPATING HOSPITAL means a hospital which is a Participating Provider.

         The defined term "Participating Provider" set forth in Section 1.15 of the Agreement is hereby superseded and replaced as follows:

         1.15 PARTICIPATING PROVIDER means any physician or other individual or institutional health care provider who or which agrees to render or arrange for services or supplies for which benefits are available under the applicable Member Agreement, to comply with the requirements of such Member Agreement and HCFA requirements applicable thereto, and to accept negotiated or other binding fees as payment in full for Covered Services rendered to Members and who is accepted by Anthem BC&BS as a Participating Provider.

         The defined term "Plan" or "Medicare Risk Plan" set forth in Section
1.16 of the Agreement is hereby deleted.

         The defined term "Primary Care Physician" set forth in Section 1.17 of the Agreement is hereby superseded and replaced as follows:

         1.17 PRIMARY CARE PHYSICIAN or PCP means a licensed physician who is a Participating Provider practicing in the specialty of internal medicine, pediatrics, family medicine or general practice to which Medicare + Choice Members will have access without a referral. A Primary Care Physician (a) provides initial and primary care services to Medicare + Choice Members, (b) maintains the continuity of a Medicare + Choice Member's medical care and (c) initiates and manages referrals to other Participating Providers in accordance with applicable law and/or the Provider Manual.

         The defined term "Provider Manual" set forth in Section 1.18 of the Agreement is hereby superseded and replaced as follows:

         1.18 PROVIDER MANUAL means the manual and materials, including Administrative Policies and Procedures, furnished to CONTRACTING PROVIDER by Anthem BC&BS for use of the former during the term of this Agreement, as amended and supplemented by Anthem BC&BS from time to time. Anthem BC&BS retains the right to add to, delete from and otherwise modify the Provider Manual from time to time.

         There is hereby inserted a new defined term "Risk Population" between
Section 1.20 and Section 1.21, which definition reads as follows.

         1.20A RISK POPULATION means those Medicare + Choice Members enrolled under an Anthem BC&BS Member Agreement. Risk Population shall include such Medicare + Choice Members when they are enrolled in the travel component under an Anthem BC&BS Member Agreement, notwithstanding that the Member is out of the Service Area.

         The defined term "Service Area or Plan Service Area" set forth in the amendment dated April 1, 1997 (which defined term superseded and replaced the defined term Service Area or Plan Service Area in the Agreement) is hereby superseded and replaced as follows:

         1.21 SERVICE AREA means all counties in the State in which RCFA has authorized Anthem BC&BS to enroll Medicare + Choice Members.

         The defined term "Urgently Needed Services" set forth in Section 1.24 of the Agreement is hereby superseded and replaced as follows:

         1.24 URGENTLY NEEDED SERVICES means Covered Services (i) which are provided when a Member is temporarily absent from the Service Area;
         (ii) which are immediately required as a result of an unforeseen illness, injury, or condition and (iii) with respect to which it is not reasonable, given the circumstances, to obtain the services from a Participating Provider in the Service Area.

3. Section 4.1 - CREDENTIALING REQUIREMENTS is hereby superseded and replaced as follows:

         4.1 CREDENTIALING REQUIREMENTS. In order to become a Represented Provider, each provider must submit to Anthem BC&BS a Credentialing Application. The Provider Credentialing Applications submitted by or on behalf of each Represented Provider are expressly incorporated by reference into this Agreement. CONTRACTING PROVIDER and each Represented Provider represent and warrant that the information set forth therein is true and correct. Anthem BC&BS's approval of a Represented Provider's Credentialing application and its determination of his/her compliance and CONTRACTING PROVIDER's compliance with Anthem BC&BS's applicable standards, if any, as they may be amended by Anthem BC&BS from time to time providing they are generally consistent with National Committee for Quality Assurance (NCQA) standards. are conditions precedent to this Agreement. CONTRACTING PROVIDER shall be subject to, and CONTRACTING PROVIDER shall cooperate with, Re-Credentialing on a periodic basis. Such processes include, but are not limited to, medical records audits, office site surveys, patient satisfaction surveys and physician practice profiling. Anthem BC&BS shall determine in its sole discretion whether to approve Represented Provider's continued participation upon Re-Credentialing. Such approval may be conditioned upon compliance with specific limitations or corrective actions.

         Within thirty (30) business days of extending an offer to employ, contract or associate with a provider, CONTRACTING PROVIDER shall submit a Credentialing application to Anthem BC&BS consistent with this
         Section 4.1 and this Agreement.

         CONTRACTING PROVIDER shall notify Anthem BC&BS in writing within ten
         (10) days of any material change in the information set forth in any Represented Provider's Credentialing application or Re-Credentialing application.

         In no event shall such provider provide any Covered Services to Members, including coverage of CONTRACTING PROVIDER, until such provider is credentialed and certified by Anthem BC&BS, except as Anthem BC&BS may otherwise direct.

4. Section 4.4 - DELEGATED CREDENTIALING/RECREDENTIALING is hereby added and reads as follows:

         4.4 DELEGATED CREDENTIALING/RECREDENTIALING. Anthem BC&BS reserves the right to require CONTRACTING PROVIDER to conduct Credentialing and/or ReCredentialing upon ninety (90) days prior written notice to CONTRACTING PROVIDER. CONTRACTING PROVIDER shall perform any such Credentialing and ReCredentialing in compliance with Anthem BC&BS requirements, the Act, the Medicare Contract, Anthem BC&BS requirements, HCFA requirements, and otherwise in accordance with accreditation standards related thereto of the National Committee for Quality Assurance ("NCQA").

5. Section 5.0 - ACCOUNTABILITY is hereby added before Section 5.1 and reads as follows:

         5.0 ACCOUNTABILITY. All services, duties and responsibilities of CONTRACTING PROVIDER under this Agreement shall be consistent and in compliance with Anthem BC&BS's contractual obligations as set forth in the Anthem BC&BS Medicare Contract.

6. Section 5.1 - HEALTH SERVICES is hereby superseded and replaced as follows:

         5.1 HEALTH SERVICES. CONTRACTING PROVIDER will provide or arrange to provide Covered Services in accordance with this Agreement, the applicable Member Agreement, the Medicare Contract and the Act. CONTRACTING PROVIDER and Represented Providers are permitted and encouraged to discuss treatment options and care alternatives with Members, including information related to the coverage or non coverage of such treatment options or care alternatives under the applicable Member Agreement or under the program of another health maintenance or insurance organization.

7.       Section 5.1A - NETWORK MANAGEMENT SERVICES is hereby added after
Section 5.1 and reads as follows:

         5.1A NETWORK MANAGEMENT SERVICES. Throughout the term of this Agreement, CONTRACTING PROVIDER shall:

         (a) Establish, maintain and administer a network of Represented Providers in the State that are available to provide Covered Services in accordance with this Agreement.

         (b) Enter into Participating Provider agreements only with providers that are accepted by Anthem BC&BS as Participating Providers.

         (c) Monitor Represented Providers for their continued compliance with all applicable Credentialing/ReCredentialing criteria and with the Utilization/Quality Management Programs.

         (d) Maintain a sufficient number of Represented Providers to provide
         (i) convenient access to Members, (ii) convenient hours of operation, and (iii) convenient services. The determination of whether the foregoing requirements are met shall be made by Anthem BC&BS, in its business judgment and in accordance with the Act and the Medicare Contract. In the event Anthem BC&BS determines that the CONTRACTING PROVIDER Network does not meet the standards established by HCFA or Anthem BC&BS from time to time, Anthem BC&BS shall notify CONTRACTING PROVIDER of the specific aspects in which the CONTRACTING PROVIDER Network fails to meet Anthem BC&BS's standards. CONTRACTING PROVIDER shall have the right to bring the CONTRACTING PROVIDER network into compliance with the standards set forth in Anthem BC&BS's notice within sixty (60) days of CONTRACTING PROVIDER's receipt of such notice. If not, Anthem BC&BS may, but shall not be obligated to, enter into contracts with additional providers, or take such other steps as it deems necessary or appropriate in its sole discretion to cure the deficiencies described in its notice. Such additional providers shall be considered to be Participating Providers for all purposes of this Agreement.

         (e) Require that all Represented Providers shall submit claims to CONTRACTING PROVIDER in a timely fashion in evidence of services rendered to Members. CONTRACTING PROVIDER shall require Represented Providers to submit claims for payment of Covered Services either electronically or in hard copy on HCFA red 1500 forms.

         (f) Provide Anthem BC&BS with a listing of Represented Providers on the Effective Date, and provide updates of changes, additions and deletions to such listing as they occur and on a prospective basis only. In addition, each month CONTRACTING PROVIDER will provide full file refreshes of the listing of Represented Providers in a format that is mutually acceptable to the parties.

         (g) Maintain a toll-free telephone number to answer any appropriate inquiries from Represented Providers and other Participating Providers.

         (h) Communicate with Participating Providers concerning Member complaints and other concerns identified by Anthem BC&BS. CONTRACTING PROVIDER shall also notify any Represented Provider of his/her/its termination as a Participating Provider by Anthem BC&BS. Notwithstanding the foregoing, Anthem BC&BS retains the right to have direct contact with Represented Providers concerning specified issues, provided however, that Anthem BC&BS shall notify CONTRACTING PROVIDER in advance of any contact by Anthem BC&BS with a Represented Provider related to the quality of Covered Services rendered.

         (i) Promptly notify Anthem BC&BS of the name of any Represented Provider that is determined to have committed fraud or other claims abuses.

         (j) Require each Represented Provider to abide by each and every term of the Act, the Medicare Contract, the Member Agreement and this Agreement that are applicable to Represented Providers, including without limitation, the terms and provisions herein relating to holding Anthem BC&BS and Members harmless from financial liability.

8. The following sentence is hereby added to the end of Section 5.2 - PATIENT RIGHTS:

         CONTRACTING PROVIDER shall ensure that represented providers make public declarations of their commitment to nondiscriminatory behavior in the treatment and care of Medicare + Choice Members, as required under the Medicare Contract.

9. Section 5.4 - QUALITY OF CARE is hereby superseded and replaced as follows:

         5.4 QUALITY OF CARE. CONTRACTING PROVIDER agrees that health services provided to Medicare + Choice Members shall be of a quality that is consistent with accepted medical and surgical practices and otherwise in compliance with professionally recognized standards of care.

10. The last sentence in the first paragraph of Section 5.7 - FACILITIES AND STAFFING is hereby superseded and replaced as follows:

         CONTRACTING PROVIDER hereby agrees to provide access to Anthem BC&BS, HCFA and/or their designees during normal business hours to perform such verification.

11.      Section 5.8 - RECORDS is hereby superseded and replaced as follows:

         5.8 RECORDS. CONTRACTING PROVIDER and its Represented Providers agree to maintain adequate medical, financial, administrative and other records for the period and in the manner specified by applicable law, including without limitation, the Act, and in accordance with the Medicare Contract and any standards established by Anthem BC&BS not inconsistent with this Agreement. Anthem BC&BS and CONTRACTING PROVIDER and its Represented Providers shall comply with all applicable federal and state confidentiality and member record accuracy requirements. CONTRACTING PROVIDER and its Represented Providers shall participate in the transmission to, reporting to and requesting of information from other treating and/or referring providers as necessary or appropriate for the care, referral or transition of care of any Member.

12. Section 5.9 - REVIEW AND AUDIT is hereby superseded and replaced as follows:

         5.9 REVIEW AND AUDIT. CONTRACTING PROVIDER agrees that, upon reasonable notice, it shall make available to Anthem BC&BS for examination, audit and copying, subject to applicable patient privacy laws, all books, contracts, medical records, documents, papers, patient care documentation, and other records related to Covered Services and such other documents, as shall be requested by Anthem BC&BS. CONTRACTING PROVIDER agrees to maintain, and to make available to Anthem BC&BS, and its representatives and agents, all of such books, contracts, medical records, documents, papers, patient care documentation and other records for a period of at least six (6) fiscal years following the close of the fiscal year in which the services were rendered. Anthem BC&BS agrees to pay CONTRACTING PROVIDER copying charges not to exceed the maximum Connecticut Peer Review Organization charge per page for copies actually made by the CONTRACTING PROVIDER, or its designee, at Anthem BC&BS's request plus postage.

         Anthem BC&BS may take any action or actions, separately or in combination, as Anthem BC&BS determines is warranted by the results of any audit, including but not limited to: consultation with CONTRACTING PROVIDER; withholding of payments to CONTRACTING PROVIDER, demand for immediate payment of all sums determined to be owed by CONTRACTING PROVIDER and the institution of action to collect such sums; reaudit; the setoff of amounts owing by CONTRACTING PROVIDER from any future payment(s) which would otherwise be due to CONTRACTING PROVIDER under this Agreement; and/or the suspension or termination of this Agreement.

         Pursuant to the Act, the Secretary of Health and Human Services ("HHS"), the Comptroller General, or their designee(s), including, but not limited to, peer review organizations, external quality review organizations, or other authorized government agencies, may audit, evaluate or inspect any books, contracts, medical records, documents, papers, patient care documentation, and other records of CONTRACTING PROVIDER that pertain to any aspect of services performed, reconciliation of benefit liabilities, and determination of amounts payable under this Agreement, or as the Secretary may deem necessary to enforce the Medicare Contract. CONTRACTING PROVIDER shall provide such books, contracts, medical records, documents, papers, patient care documentation, and other records subject to applicable federal law and in accordance with regulations governing such access.

         HHS, the Comptroller General, or their designees' right to inspect, evaluate, and audit extends through six (6) years from the final date of the contract period or completion of audit, whichever is later unless: (i) HCFA determines there is a special need to retain a particular record or group of records for a longer period and provides notice at least thirty (30) days before the normal disposition date;
         (ii) there has been a termination, dispute, or fraud or similar fault by CONTRACTING PROVIDER or Anthem BC&BS, in which case the retention may be extended to six (6) years from the date of any resulting final resolution of the termination, dispute, or fraud or similar fault; or (iii) HHS, the Comptroller General, or their designee determine that there is a reasonable possibility of fraud, in which case they may inspect, evaluate, and audit CONTRACTING PROVIDER at any time.

         If CONTRACTING PROVIDER performs any of its obligations under this Agreement through subcontract, the subcontract shall contain this same clause. If it is determined that this Agreement does not fall within the scope of the Act, this Section shall be null and void. The provisions of this Sections shall be applicable to Represented Providers to the same extent applicable to CONTRACTING PROVIDER. The provisions of this Section shall survive the termination for any reason of this Agreement.

13. Section 5.11 - GRIEVANCE SYSTEM is hereby superseded and replaced as follows:

         5.11 MEMBER GRIEVANCE/APPEALS. Anthem BC&BS will maintain and administer a grievance/appeal system for Medicare + Choice Members. Complaints received by Anthem BC&BS concerning services rendered by CONTRACTING PROVIDER and its Represented Providers will be resolved in accordance with the applicable grievance/appeal procedures. CONTRACTING PROVIDER agrees and shall require its Represented Providers to agree to notify Anthem BC&BS immediately of any member complaints that come to its/their attention. CONTRACTING PROVIDER and its Represented Providers shall adhere to the appeals/expedited appeals procedures as set forth in the Provider Manual and the Act, including providing information required by Anthem BC&BS for the appeal, and shall further cooperate with Anthem BC&BS in the resolution of Medicare + Choice Member complaints and be bound by such resolutions.

14. Section 5.12 - INDEMNIFICATION is hereby superseded and replaced as follows:

         5.12 INDEMNIFICATION. CONTRACTING PROVIDER shall indemnify and hold Anthem BC&BS, including its officers, directors, employees, representatives and agents harmless from and against any and all losses and damages (including any sanctions attributable or allocable to CONTRACTING PROVIDER on account of any performance failure and reasonable attorneys' fees) resulting from the alleged neglect, breach of contract or other negligent act or omission of CONTRACTING PROVIDER, its officers, directors, employees, representatives or agents (but not medical staff members who are independent contractors) relating in any way to the performance or omission of any negligent act or responsibility of CONTRACTING PROVIDER under this Agreement.

15. Section 5.14 - CONTRACTING PROVIDER'S SERVICE STANDARDS is hereby added and reads as follows:

         5.14 CONTRACTING PROVIDER'S SERVICE STANDARDS. Unless a higher standard is set forth herein, CONTRACTING PROVIDER shall perform its duties hereunder in accordance with applicable Medicare laws, regulations and HCFA instructions and all other applicable federal, state and local laws, regulations and requirements.

16. Section 5.15 - REPORTS AND REPORTING is hereby added and reads as follows:

         5.15 REPORTS AND REPORTING. (a) CONTRACTING PROVIDER shall issue to Anthem BC&BS, at CONTRACTING PROVIDER's expense, such reports related to CONTRACTING PROVIDER's and Represented Providers' services under this Agreement, as Anthem BC&BS requests, including those reports set forth on Exhibit C hereto. All reports shall be in a form and of content and frequency as Anthem BC&BS and CONTRACTING PROVIDER shall agree, but at a minimum shall meet any criteria that Anthem BC&BS determines are applicable pursuant to the Act, the Medicare Contract, HCFA requirements or other requirements that are generally accepted in the managed care industry as applicable to reports and reporting (including, without limitation, HEDIS, NCQA and NMIS).

         (b) CONTRACTING PROVIDER agrees to furnish to Anthem BC&BS either (i) an audited balance sheet, including the management letter, and related statements of income, retained earnings and changes in consolidated financial position for CONTRACTING PROVIDER as of the and for each fiscal year end during the term of this Agreement, with an unqualified report thereon by CONTRACTING PROVIDER's independent public accountants; or, if audited sheets are not prepared, (ii) an unaudited balance sheet and related statements of income, retained earnings and changes in financial position for CONTRACTING PROVIDER as of and for the each fiscal year end during the term of this Agreement, certified by the principal financial officer of CONTRACTING PROVIDER. In addition, CONTRACTING PROVIDER shall represent that, except as otherwise disclosed in writing to Anthem BC&BS: (i) since the date of the financial statements (the "Financial Statements"), there has been no material adverse change in the financial condition, business, operations or properties of CONTRACTING PROVIDER; (ii) all such Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied; (iii) the Financial Statements fairly present the financial position of CONTRACTING PROVIDER as of the dates thereof and the results of its operations and cash flows for the period ended on the dates thereof;
         (iv) the Financial Statements reflect reserves appropriate and adequate for all known material liabilities and reasonably anticipated losses, as required by generally accepted accounting principles; (v) since the date of the Financial Statement, there has been no change in the assets, liabilities or financial condition of CONTRACTING PROVIDER from that reflected therein except for changes in the ordinary course of business consistent with past practice and which have not been materially adverse; and (vi) none of the business, prospects, financial condition, operations, property or affairs of CONTRACTING PROVIDER has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

17. Section 6.2 - COMPLIANCE WITH REFERRAL SYSTEM is hereby superseded and replaced as follows:

         6.2 COMPLIANCE WITH REFERRAL SYSTEM. CONTRACTING PROVIDER and its Represented Providers shall comply with Anthem BC&BS's referral policies, including, but not limited to, policies regarding the transmission to, reporting to and requesting of information from other treating and/or referring providers as necessary or appropriate for the care, referral or transition of care of any Medicare + Choice Member. As mandated by HCFA, CONTRACTING PROVIDER and its Represented Providers shall provide Medicare + Choice Members direct access without referral to (i) mammography screening, (ii) influenza vaccinations, and (iii) to Participating Providers who are women's health specialists for routine and preventive Covered Services. CONTRACTING PROVIDER and its Represented Providers shall not provide non Emergency Services, other than those referred to herein, to any Medicare + Choice Member referred to it/him/her unless such services are within the scope of the referral authorization.

18. Section 5.16 - BLUE CROSS AND BLUE SHIELD ASSOCIATION is hereby added and reads as follows:

         5.16 BLUE CROSS AND BLUE SHIELD ASSOCIATION. CONTRACTING PROVIDER acknowledges its understanding that this Agreement constitutes a contract between CONTRACTING PROVIDER and Anthem BC&BS and that Anthem BC&BS is an independent corporation operating under a license with the Blue Cross and Blue Shield Association, an association of independent Blue Cross and Blue Shield Plans (the "Association"), permitting Anthem BC&BS to use the Blue Cross and/or Blue Shield Service Mark in the State, and that Anthem BC&BS is not contracting as the agent of the Association. CONTRACTING PROVIDER further acknowledges and agrees that it has not entered into this Agreement based upon representations by any other person, entity, or organization other than Anthem BC&BS and that no person, entity, or organization other than Anthem BC&BS will be held accountable or liable to CONTRACTING PROVIDER for any obligations created under this Agreement. This Section 5.16 will not create any additional obligations whatsoever on the part of Anthem BC&BS other than those obligations created under other provisions of the Agreement.

19.      Section 7.1 - COOPERATION is hereby superseded and replaced as follows:

         7.1 COMPLIANCE. CONTRACTING PROVIDER shall comply with the Utilization/Quality Management Programs including, but not limited to, prescription drug benefit management, laboratory service management, site surveys, case management and discharge planning and utilization review procedures (prospective, concurrent and retrospective) for determining medical necessity. CONTRACTING PROVIDER acknowledges that the Anthem BC&BS Medicare Contract and the Act requires Anthem BC&BS and CONTRACTING PROVIDER to comply with Quality Improvement System for Managed Care ("QISMC") Standards. CONTRACTING PROVIDER and its Represented Providers agree to comply with the QISMC Standards applicable to them and to notify Anthem BC&BS promptly of any information known to CONTRACTING PROVIDER or its Represented Providers that leads them to believe that QISMC Standards are not being complied with, whether by CONTRACTING PROVIDER, a Represented Provider or Anthem BC&BS or by any other person or entity.

20.      Section 7.2 - REVIEW PROCESS is hereby added and reads as follows:

         7.2 REVIEW PROCESS. Review of CONTRACTING PROVIDER's and Represented Providers' services to Medicare Members may be conducted by a physician review committee, by Anthem BC&BS staff, HCFA or by others designated by Anthem BC&BS or HCFA. Such review may determine that some services or patterns of care rendered to Medicare Members were not in accordance with accepted standards of care, QISMC Standards, Utilization/Quality Management Program or Anthem BC&BS's referral policies. CONTRACTING PROVIDER and its Represented Providers shall abide by the decision of Anthem BC&BS under the Utilization/Quality Management Program, and peer review, subject to a right to appeal under Article 11. In the event that the functions or responsibilities with respect to Utilization/Quality Management Programs under this Agreement are delegated or assigned, either in whole or in part, Anthem BC&BS shall oversee, monitor and modify programs as necessary or required in order to fulfill the purposes of this Agreement and Anthem BC&BS Medicare Contract, notwithstanding such assignment or delegation.

21. Section 7.3 - DELEGATION OF UTILIZATION/QUALITY MANAGEMENT is hereby added and reads as follows:

         7.3 DELEGATION. Anthem BC&BS reserves the right to require CONTRACTING PROVIDER to conduct utilization management and/or quality assurance review upon ninety (90) days prior written notice to CONTRACTING PROVIDER. Such activities shall be conducted in compliance with the Act, the Medicare Contract, QISMC Standards, Anthem BC&BS requirements, HCFA requirements, Anthem BC&BS' oversight and otherwise in accordance with NCQA accreditation standards related thereto.

22. The following sentence is hereby added to the end of Section 8.1 - MEMBER BILLING PROHIBITION:

         In accordance with the Act, CONTRACTING PROVIDER and its Represented Providers shall not bill, charge, or collect Copayments from a Medicare + Choice Member or persons acting on behalf of a Medicare + Choice Member for influenza vaccines or pneumoccal vaccines provided pursuant to this Agreement.

23. Section 8.5 - DELEGATION OF CLAIMS PROCESSING AND PAYMENT is hereby added and reads as follows:

         8.5 DELEGATION OF CLAIMS PROCESSING AND PAYMENT. (a) Upon the Amendment Effective Date CONTRACTING PROVIDER will conduct the claims processing and payment functions. CONTRACTING PROVIDER acknowledges that the claims processing and payment functions are critical aspects of its performance under the Agreement and agrees that Anthem BC&BS shall have oversight and supervision of CONTRACTING PROVIDER's performance of such functions. If, at any time, Anthem BC&BS and/or HCFA determines that CONTRACTING PROVIDER is not satisfactorily performing its responsibilities hereunder or does not have appropriate capability to perform the claims processing and payment functions then Anthem BC&BS shall have the right to conduct the claims processing and payment function as agent for CONTRACTING PROVIDER. Upon such event, CONTRACTING PROVIDER shall cooperate fully with Anthem BC&BS to transition such functions to Anthem BC&BS in a manner that causes no disruption to Covered Services for Members.

         (b) During any period during which CONTRACTING PROVIDER is responsible for the claims processing and payment functions, CONTRACTING PROVIDER shall require Represented Providers to use their best efforts to submit any claim or encounter to CONTRACTING PROVIDER for payment or benefits applicable to the rendering of Covered Services to a Member within thirty (30) days from the end of the month in which Represented Providers renders such services. In no event, regardless of the cause or circumstance, shall Anthem BC&BS or the Member be responsible for or liable for any claim submitted to CONTRACTING PROVIDER more than ninety
         (90) days after the date of Represented Provider's provision of the Covered Services. Notwithstanding the foregoing, if Anthem BC&BS is the secondary payor under applicable nonduplication of benefits rules, then CONTRACTING PROVIDER shall require its Represented Providers to submit the claim or encounter no later than the earlier of ninety (90) days after payment by the primary payor or one hundred eighty (180) days after the Member's discharge.

         (c) For any period during which CONTRACTING PROVIDER is responsible for the claims processing and payment functions, CONTRACTING PROVIDER shall pay all amounts due to Represented Providers for Capitated Services in accordance with Exhibit A hereto.

         CONTRACTING PROVIDER agrees to pay all "Clean Claims" (defined herein) submitted by Represented Providers for payment of Capitated Services within sixty (60) days of receipt of such Clean Claims. A "Clean Claim" is a claim that has no defect, impropriety, lack of any required substantiating documentation, or particular circumstance requiring special treatment that prevents timely payment. CONTRACTING PROVIDER agrees to deny all Non Clean Claims within sixty (60) days of receipt of such Non Clean Claims. CONTRACTING PROVIDER expressly acknowledges that its failure to pay or deny claims submitted by Represented Providers in a timely fashion may adversely affect Anthem BC&BS's compensation from HCFA under the Anthem BC&BS Medicare Contract.

         (d) For any period during which CONTRACTING PROVIDER is responsible for the claims processing and payment functions, CONTRACTING PROVIDER shall submit all billings and/or encounter information required under this Agreement in accordance with this Agreement, the Administrative Policies and Procedures or otherwise as reasonably required by Anthem BC&BS. CONTRACTING PROVIDER shall submit such billing and/or encounter information no later than the fifteenth (15th) day of the month following the month in which CONTRACTING PROVIDER receives the billing and/or encounter information from the Represented Provider. To the extent required under the Act or the Medicare Contract, CONTRACTING PROVIDER agrees to and will require Represented Providers to agree to certify the accuracy, completeness and truthfulness of encounter and claims data.

         (e) CONTRACTING PROVIDER agrees that in the event that CONTRACTING PROVIDER is required to allocate its resources among its customers as a result of a claims processing system failure or a lack of system capacity, Anthem BC&BS shall be afforded the highest priority for the processing of its business.

24. The following sentence is hereby added to Section 9.1 - COMPENSATION FOR COVERED SERVICES:

         All payments, except for Copayments, received by CONTRACTING PROVIDER as compensation under this Agreement are from federal funds. As such, CONTRACTING PROVIDER is subject to all federal laws applicable to individuals and entities receiving federal funds.

25. Section 9.3 - PERFORMANCE GUARANTEE is hereby added and reads as follows:

         9.3 PERFORMANCE GUARANTEE. CONTRACTING PROVIDER agrees that if it fails or refuses to provide to Anthem BC&BS any of the reports, data, surveys, encounters, records, studies, findings, analyses, methodologies, measurements or other information required under this Agreement or if CONTRACTING PROVIDER fails to meet any performance criteria, standard or requirement as set forth in this Agreement, excluding the Development of Quality Standards, as determined by Anthem BC&BS and/or HCFA, then Anthem BC&BS may withhold, for the period of CONTRACTING PROVIDER's failure or refusal, up to fifty percent (50%) of the compensation then due and payable to CONTRACTING PROVIDER, provided that Anthem BC&BS shall notify CONTRACTING PROVIDER, prior to withholding compensation, of the grounds for withholding the compensation. Upon CONTRACTING PROVIDER's performance in accordance with this Agreement or otherwise to Anthem BC&BS's and HCFA's reasonable satisfaction, Anthem BC&BS shall pay to CONTRACTING PROVIDER the withheld amount, without interest. CONTRACTING PROVIDER expressly acknowledges that its failure (i) to perform any or all of its services, duties and responsibilities under this Agreement to the satisfaction of Anthem BC&BS and/or HCFA, or (ii) to meet any performance criteria, standard or requirement as set forth in this Agreement may adversely affect Anthem BC&BS's compensation from, and/or result in sanctions by, HCFA under the Anthem BC&BS Medicare Contract.

         CONTRACTING PROVIDER agrees that it will pay, within thirty (30) days of demand by Anthem BC&BS, the amount of penalty or sanction assessed by HCFA that Anthem BC&BS determines is attributable to the failure of CONTRACTING PROVIDER's performance under this Agreement. If CONTRACTING PROVIDER disputes such determination in any respect, then it must notify Anthem BC&BS in writing of such dispute not more than ten (10) days from receipt of Anthem BC&BS's demand. CONTRACTING PROVIDER's dispute must state with specificity the basis for the dispute. If the parties are unable to reach agreement with respect to the matter within thirty (30) days of CONTRACTING PROVIDER's notice of dispute, then the matter shall be resolved pursuant to the provisions of Article 11.

26. Section 10.3 - TERMINATION OF AGREEMENT BY BC&BS is hereby superseded and replaced as follows:

         10.3 TERMINATION BY ANTHEM BC&BS. (a) Anthem BC&BS shall have the right to terminate this Agreement upon thirty (30) days written notice to CONTRACTING PROVIDER upon the occurrence of any of the following:

            (i) Failure of CONTRACTING PROVIDER, as determined by Anthem BC&BS or HCFA, to comply with Utilization/Quality Management Programs, with Anthem BC&BS's availability, staffing, or accessibility standards or financial standards, with any requirement prohibiting CONTRACTING PROVIDER or Represented Providers from billing Medicare + Choice Members, or with any performance criteria, standard or requirement as set forth in this Agreement, the Provider Manual, the Member Agreement, the Medicare Contract or the Act, or failure of CONTRACTING PROVIDER to meet any Credentialing or ReCredentialing criteria, provided that Anthem BC&BS notifies CONTRACTING PROVIDER of the deficiencies and, after the expiration of thirty (30) days from such notice, Anthem BC&BS determines that CONTRACTING PROVIDER is unable, unwilling or has failed to correct the deficiencies;

            (ii) Anthem BC&BS is unable to maintain agreements with hospitals, physicians, and ancillary service providers who collectively constitute a service delivery system.

         (b) This Agreement may be terminated or suspended by Anthem BC&BS immediately upon notice to CONTRACTING PROVIDER, if CONTRACTING PROVIDER's license under State law is revoked, if CONTRACTING PROVIDER loses his/her/its certification under Title XVIII or Title XIX, or if CONTRACTING PROVIDER's continuation as a Participating Provider poses risk of harm to the health or safety of any Medicare + Choice Member.

27. Section l0.4A - TERMINATION OR SUSPENSION OF REPRESENTED PROVIDER is hereby added between Section 10.4 and Section 10.5 and reads as follows:

         l0.4A  TERMINATION OR SUSPENSION OF REPRESENTED PROVIDER.

         (a) For Cause. Anthem BC&BS may require CONTRACTING PROVIDER to terminate or suspend the participation of any Represented Provider for cause, such termination or suspension to be effective immediately upon notice to CONTRACTING PROVIDER, unless Anthem BC&BS specifies a later date or unless otherwise provided by applicable law. Cause for termination or suspension includes, but is not limited to, the following:

                  (i) a Represented Provider's conviction of a felony or misdemeanor of moral turpitude;

                  (ii) loss or suspension of any license required to fulfill this Agreement;

                  (iii) professional incompetence of a Represented Provider, non-cooperation with Anthem BC&BS policy or nonperformance of professional responsibility;

                  (iv) impairment of Represented Provider's ability to practice his or her profession in a competent manner;

                  (v) a Represented Provider's being a party to professional liability or other litigation or arbitration that has resulted in substantial judgments, settlements or awards against the Represented Provider or Contracting Provider;

                  (vi) a Represented Provider having had his/her staff privileges restricted, suspended or terminated, and/or having had any policy of insurance required under this Agreement reduced, terminated or canceled;

                  (vii) a Represented Provider posing a significant risk of harm to the health or safety of any Member;

                  (viii) a Represented Provider's being sanctioned, suspended or terminated from, or a Represented Provider's voluntary surrendering from, participation in the Medicare (Title XVIII) or Medicaid (Title XIX) programs; or

                  (ix) a Represented Provider's failure to meet any Credentialing or Re- Credentialing criteria.

         (b) Without Cause. Anthem BC&BS may terminate or suspend or require CONTRACTING PROVIDER to terminate or suspend the participation of any Represented Provider at any time without cause or prejudice upon sixty
         (60) days' prior written notice to Represented Provider.

28. Section 10.5 - EFFECT OF TERMINATION is hereby superseded and replaced as follows:

         10.5 EFFECT OF TERMINATION. If Anthem BC&BS becomes insolvent, then CONTRACTING PROVIDER and its Represented Providers agree to continue to provide services to any Member who is an inpatient until the Member's discharge. In the event this Agreement is terminated for reasons other than Anthem BC&BS insolvency, regardless of such other circumstances of termination, CONTRACTING PROVIDER agrees to serve Medicare + Choice Members through the last day this Agreement is in effect. Notwithstanding the foregoing, Medicare + Choice Members who are inpatients may, at Anthem BC&BS's election, continue after termination of this Agreement as patients of CONTRACTING PROVIDER until the date of the Member's discharge or other arrangements can be made or until the Anthem BC&BS Medicare + Choice program terminates, whichever is first. During such period, CONTRACTING PROVIDER shall be paid in accordance with the terms of the reciprocal rate schedule in EXHIBIT A - Compensation Schedule and shall cooperate with Anthem BC&BS's policies and procedures in relation to those Medicare + Choice Members. Termination of this Agreement, except as provided herein to the contrary, shall not affect the rights, obligations and liabilities of the parties arising out of transactions occurring prior to termination. CONTRACTING PROVIDER shall, upon request of Anthem BC&BS, provide to Anthem BC&BS or such Participating Provider as is designated by Anthem BC&BS, copies of Medicare + Choice Member medical records and all records necessary for the settlement of outstanding medical bills. Anthem BC&BS reserves the right to transfer, if feasible and medically appropriate, those Medicare + Choice Members being treated by CONTRACTING PROVIDER to another Participating Provider once notice of the termination of this Agreement is provided.

29. Section 10.6 - COMPENSATION FOR SERVICES IMMEDIATELY AFTER NOTICE TO MEMBER OF CONTRACTING PROVIDER'S TERMINATION is hereby deleted.

30.      Section 10.7 - CESSATION OF BC&BS OPERATIONS is hereby renumbered as
Section 10.6 and is superseded and replaced as follows:

         10.6 SERVICE AREA REDUCTION OR TERMINATION OF ANTHEM BC&BS'S MEDICARE CONTRACT. If Anthem BC&BS, or its successors and assigns, reduces its Service Area or terminates its Medicare Contract, then CONTRACTING PROVIDER agrees to provide Covered Services to Medicare + Choice Members until the last day of the last month in which Anthem BC&BS continues its Medicare + Choice program without the Service Area reduction or the termination date of the Medicare Contract; provided, however, that if a Medicare + Choice Member is still hospitalized on either of such dates, then until the Medicare + Choice Member is discharged from the CONTRACTING PROVIDER.

31.      Section 10.8 - BANKRUPTCY is hereby deleted.

32.      Section 10.9 - ADVERSE GOVERNMENTAL ACTION is hereby renumbered as
Section 10.7.

33. Section 10.8 - REPRESENTED PROVIDER SUBSTITUTION INTO AGREEMENT is hereby added and reads as follows:

         10.8 REPRESENTED PROVIDER SUBSTITUTION INTO AGREEMENT. CONTRACTING PROVIDER shall require that its Represented Providers agree to be bound, at Anthem BC&BS's option, to the terms and conditions of this Agreement in the event of dissolution or insolvency of CONTRACTING PROVIDER or in the event of termination by Anthem BC&BS for breach as described in this Article 10. Represented Providers' obligations under this provision shall continue through the last day of the initial term of the Agreement. In case of such dissolution, insolvency or termination, Anthem BC&BS may, at its option, assume the administrative rights and responsibilities of

         CONTRACTING PROVIDER described herein. This Paragraph is intended to ensure continuity of care to Members in the event of such dissolution, insolvency or termination.

34.      Section 12.0 is hereby added and reads as follows:

         12.0 Anthem BC&BS oversees and is accountable to HCFA for all functions and responsibilities described in this Agreement and the Anthem BC&BS Medicare Contract. In accordance with the Anthem BC&BS Medicare Contract, Anthem BC&BS monitors the performance of CONTRACTING PROVIDER under this Agreement on an ongoing basis.

35. Sections 12.1 through 12.6, inclusive, are hereby superseded and replaced as follows:

         12.1 Anthem BC&BS shall provide necessary and appropriate marketing, administrative, data reporting, claims processing, Utilization/Quality Management Programs, Member appeals and reconsideration and underwriting functions that are required under the Anthem BC&BS Medicare Contract and applicable laws and regulations related thereto. Anthem BC&BS shall have the responsibility of all payments as further defined in this Agreement and EXHIBIT A - Compensation Schedule hereto.

         12.2 Anthem BC&BS shall arrange for health care services for Medicare + Choice Members in accordance with the Medicare Contract.

         12.3 Anthem BC&BS shall furnish CONTRACTING PROVIDER with a means of identifying those Medicare + Choice Members who are covered under an Anthem BC&BS Member Agreement. Medicare + Choice Members must be certified by HCFA as eligible to receive services under this Agreement.

         12.4 Anthem BC&BS shall have sole responsibility for the advertising and marketing of its Medicare + Choice programs. CONTRACTING PROVIDER will not advertise its participation as a Participating Provider without the prior written approval of Anthem BC&BS. Anthem BC&BS shall review any such advertisement within thirty (30) days of CONTRACTING PROVIDER's submission to Anthem BC&BS.

         12.5 Anthem BC&BS shall monitor the quality of health care provided to Medicare + Choice Members in accordance with all applicable legal requirements.

         12.6 Anthem BC&BS shall use best efforts to ensure that only individuals who meet the eligibility requirements stated in this Agreement, the Medicare Contract, the Act or

         HCFA regulations may be enrolled as Medicare + Choice Members. Individuals must meet the following conditions for enrollment:

                  (a) The individual must be entitled to Medicare Part A and Part B, or Part B only benefits, and must pay any applicable premium;

                  (b) The individual must reside within the Service Area;

                  (c) At the time of enrollment, the individual must not have been medically determined to have End Stage Renal Disease
                  (ESRD) except where the individual is a current Anthem BC&BS group member and is converting to enrollment under an Anthem BC&BS Member Agreement.

36.      Section 13.4 - ASSIGNMENT is hereby superseded and replaced as follows:

         13.4 ASSIGNMENT AND SUBCONTRACTS. No assignment, delegation or subcontract, in whole or in, part, of all or any portion of this Agreement or any of the rights, duties or obligations contained herein shall be made by either party without the prior written consent of the non-assigning, non-delegating or non-subcontracting party; provided however, notwithstanding the foregoing, Anthem BC&BS shall be entitled to assign, delegate or subcontract this Agreement, or any portion thereof, or any of its rights, duties or obligations contained in this Agreement (i) in the ordinary course of its business; or (ii) to any entity which has the right to use the Blue Cross and/or Blue Shield service marks or trade names in connection with any service performed by such entity, whether that entity be a member, licensee or affiliate of the Blue Cross and Blue Shield Association. Any attempted assignment, delegation or subcontracting in violation of this provision shall be void and have no binding effect.

37.      The following sentence is added to the end of Section 13.8 - APPLICABLE
LAW:

         Anthem BC&BS, CONTRACTING PROVIDER and its Represented Providers shall comply with applicable Medicare laws, regulations and HCFA instructions.

38. Appendix A to the Agreement is superseded and replaced with Revised Appendix A, attached hereto and incorporated herein.

39. Exhibit A to the Agreement is superseded and replaced with Revised Exhibit A, attached hereto and incorporated herein.

40. A new Exhibit C to the Agreement is added to the Agreement, attached hereto and incorporated herein.

41. The parties hereto acknowledge that on August 1, 1997, BC&BS merged with and into Anthem Insurance Companies, Inc. ("ANTHEM") and prior thereto, BC&BS assigned all of its rights and assets to Anthem BC&BS and Anthem BC&BS assumed all the liabilities and obligations of BC&BS, including without limitation the rights and obligations set forth in the Agreement and this Amendment. It is the intent of the parties hereto that the Agreement and this Amendment shall govern and control the relationship that existed between BC&BS and CONTRACTING PROVIDER from and after the Amendment Effective Date, notwithstanding the fact that this Amendment is executed by the parties hereto on the date indicated below. CONTRACTING PROVIDER further releases and discharges BC&BS and ANTHEM from any and all claims that may now or hereafter exist with respect to the Agreement and this Amendment and CONTRACTING PROVIDER shall look solely to Anthem BC&BS for performance of its obligations hereunder.

42. Except as set forth in this Amendment, the Agreement and all prior amendments remains in full force and effect in accordance with its terms.


IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date.

ANTHEM HEALTH PLANS, INC.                    OPTICARE EYE HEALTH CENTERS, INC.

/s/ Stephen B. Arntsen                       /s/ Steven L. Ditman
------------------------------------         -----------------------------------
(Signature)                                  (Signature)

Stephen B. Arntsen                           Steven L. Ditman
------------------------------------         -----------------------------------
Name (type or print)                         Name (type or print)

Title: V.P. Provider Relations               Title: Treasurer
       -----------------------------                ----------------------------

Date: 4/12/99                                Date: 4/8/99
      ------------------------------               ----------------------------